Exhibit 10.15

Line of Credit Extension Agreement

No.: Wu Zhong Yin Shou Zi No.: 0561002

Party A: Multi-Fineline Electronix (Suzhou) Co., Ltd.

Business license No.: 005874

Legal representative: Xu Jiading

Tel: 0512-65638146

Party B: Bank of China Suzhou City Wuzhong Branch

Person in charge: Liu Li

Tel: 0512-65272848

In order to develop a friendly and mutually beneficial cooperation relationship, Party A and Party B have hereby reached the following agreement through negotiations in accordance with the principle of free will, equality, mutual benefit and integrity.

Provision One         Scope of Business

Party B provides line of credit extension to Party A in accordance with this agreement, and on the premise that the stipulations in this agreement and in relevant individual agreements are met, Party A may submit such application to Party B for the purpose of revolving, adjustment or one-time use, so as to be used in making RMB short-term loans, foreign currency short-term loans and settlement financing (all referred to as Individual Credit Extension Business). The settlement financing as mentioned in this agreement refers to establishment of letter of credit, inward documentary bills, security for delivery of cargo, packing loan, outward documentary bills, acceptance draft discount under usance letter of credit and establishment of letter of guarantee/stand-by letter of credit.

Provision Two         Type and Cash Amount for Line of Credit Extension

Party B agrees to provide Party A with the following lines of credit extension, which is a total of RMB 60 million:

The lines of credit extension that Party B agrees to provide to Party A include:

1.	RMB 45 million yuan for home currency and foreign currency short-term loans;

2.	RMB 10 million yuan for issuing short-term banker’s acceptance bills;

3.	RMB 5 million yuan for establishment of letter of guarantee;

The balance of credit extension that Party A already has at Party B as of the date on which this agreement is signed is deemed as the credit extension under this agreement, which becomes a portion of the line of credit extension that Party B has approved for Party A under this agreement.

Provision Three         Use of the Line of Credit Extension

Within the operating life for the line of credit extension as stipulated in Provision Five of this agreement, Party A may use in a revolving way the corresponding line under the condition that the line of each individual credit extension as stipulated in the previous Provision is not exceeded.

If Party A needs to adjust the use of the lines of individual credit extensions as stipulated in Provision One, a written notice shall be submitted to Party B, and it is subject to Party B to decide whether or not the adjustment shall be made and what specific procedures shall be taken for the adjustment.

Provision Four         Agreements to Be Signed for Use of the Line of Credit Extension

If Party A submits an application to Party B for use of the line of credit extension under this agreement, Party A shall sign the following agreements (generally referred to as Individual Agreement) with Party B, including:

1.	For RMB short-term loan, Party A and Party B shall sign “RMB Loan Contract (Short-term)”;

2.	For foreign currency short-term loan, Party A and Party B shall sign “Foreign Currency Loan Contract”;

3.	For settlement financing, Party A and Party B shall select the applicable or sign the following relevant appendixes or applications;

A. The following applicable appendixes as negotiated, modified, agreed upon by and between the two parties constitute Individual Agreements and become an inseparable part of this agreement:

For the following appendixes, the marking of “✓” in “☐” indicates “applicable”, while the marking of “X” in it indicates “not applicable”. As for the applicable appendixes, it is not necessary for the two parties to sign and mark with seal on the corresponding appendixes, and neither party may object to the force of the legal documents that are binding on the two parties as constituted by the appendixes.

☒ Appendix (1): Used for establishment of letter of credit.

☑ Appendix (2): Used for establishment of letter of guarantee.

B. Party A shall submit the following applications when Party A applies for specific conduction of settlement financing at Party B, which shall be filled out through negotiations between the two parties, and which will then constitute Individual Agreements once signed and marked with official seal or business specific seal by Party B and become an inseparable part of this agreement:

(1)	Application for establishment of letter of guarantee.

(2)	Application for modification to letter of guarantee.

4. Any other written agreements as signed by and between the two parties in individual credit extensions as well as the loan certificates, applications, letters and evidence for withdrawal as submitted or provided by Party A to Party B with their effectiveness confirmed by Party B.

Individual Agreement constitutes a part of this agreement, and the two parties shall determine their respective rights and obligations in accordance with Individual Agreement(s) and this agreement, with special focus on the balance of the right of credit Party B has on Party A. If there is a conflict between Individual Agreement and this agreement, the Individual Agreement shall take control.

Provision Five         Operating Life for the Line of Credit Extension

The operating life for the line of credit extension under this agreement begins from the agreement validation date as stipulated in Provision Sixteen and remains effective through October 19, 2005.

The operating life for the line of credit extension may not be extended automatically.

Before the expiration of the operating life for the line of credit extension, if Party A submits an application to Party B, and approval is obtained from Party B, and the issue of guarantee has been implemented, the line will be extended in writing. The operating life for the newly stipulated line of credit extension will be stipulated in the written extension agreement.

Upon expiration of the operating life for the line of credit extension, the Individual Credit Extensions as have actually occurred between Party A and Party B in accordance with this agreement shall continue to be implemented according to the stipulations as described in this agreement and relevant Individual Agreement(s), and the right of credit and the debt thus generated are not affected.

Provisions Six         Prerequisites for Use of the Line of Credit Extension

Party A must meet the following prerequisites in order to apply for use of the line of credit extension under this agreement:

1. Party A shall submit application to Party B for corresponding Individual Credit Extension before the expiration of the operating life for the line of credit extension as stipulated in Provision Five of this agreement;

2. Party A has reserved for Party B the company documents, supporting documents, seal, name list of relevant personnel, and sample of signature related to the signature of this agreement and Individual Agreement(s), and has filled out relevant evidential documents;

3. Party A opens the necessary bank account(s) as required by Party B for the completion of Individual Credit Extension;

4. Party A has properly completed the required legal and administrative examination and approval formalities for conducting Individual Credit Extension, has submitted the copies of the examination and approval documents or the photocopies that match the original copies according to the requirements of Party B; if, in accordance with the requirements as described in the laws and regulations of the state, relevant formalities must be processed by Party B, Party A agrees to cooperate with Party B in all aspects;

5. Party A has satisfied the prerequisites for other processing business or the prerequisites for withdrawal as stipulated in Individual Agreement(s);

6. Security deposit has been submitted or the guarantee agreement signed as required by Party B has become effective;

7. Party A agrees to present the statements and promises as stipulated in Provision Nine of this agreement;

8. Party A has met other conditions that Party B believes should be met by Party A.

Provision Seven         Obligations of Party B

Party B has the following obligations:

1. Party B shall follow the stipulations as described in the Individual Agreement(s) to process in a timely way the Individual Credit Extension application(s) as submitted by Party A;

2. Party B shall provide good service in processing the Individual Credit Extension application(s) as submitted by Party A;

3. Party B shall pay great attention to the monitoring, inquiry and criticism that come from Party A and process such issues properly.

Provision Eight         Obligations of Party A

Party A has the following obligations:

1. Party A shall make payment on time in accordance with the stipulations as described in this agreement and in Individual Agreement(s) for the expenses that Party A shall assume during the use of the line of credit extension, and the calculation of such expenses shall be executed in accordance with the rules of Party B;

2. Party A shall submit prepared payment reserve to Party B on time in accordance with the stipulations as described in this agreement and in Individual Agreement(s);

3. Party A shall pay off its debt to Party B in time in accordance with the stipulations as described in this agreement and in Individual Agreement(s), including but not limited to the principal, interest, interest penalty, relevant expenses and the balance of exchange losses due to breach of contract by Party A;

4. Party A shall use the capital thus obtained for the purposes as stipulated in this agreement and in Individual Agreement(s).

Provision Nine         Statement and Promise

Party A presents the following statements:

1. Party A is a business entity that is established and exists in accordance with the law, has gone through and will go through industrial and commercial registration formalities on time, possesses all necessary rights and is able to implement the obligations of this agreement and Individual Agreement(s) under its own name;

2. The signature and implementation of this agreement and Individual Agreement(s) are based on the expression of the true meaning of Party A, have obtained legal and effective company authorization in accordance with the requirements as described in the articles of association or in other internal management documents, and do not violate any agreement, contract and other legal documents that are binding on Party A;

3. All the documents, financial statements, evidence and other data as provided by Party A to Party B under this agreement and Individual Agreement(s) are true, complete, accurate and valid;

4. The transaction background against which Party A submits application to Party B for conducting relevant business is true and legal, and is not used for illegal purposes such as money laundering. The provision of any document by Party A to Party B in accordance with the requirements of Party B may not be interpreted in a way so that Party B is deemed as having the obligation and responsibility to review the authenticity and legality of the transaction(s) in which Party A is engaged;

5. Party A does not conceal from Party B any event that may affect its and the guarantor’s financial status and ability for implementing the agreement.

Party A presents the following promises:

1. Party A will submit its financial statements (including but not limited to annual statement, quarterly statement and monthly statement) and other relevant data to Party B periodically;

2. Party A will allow Party B to examine and monitor its use of the line of credit extension as well as the relevant production, operation and financial activities and will cooperate with Party B in such examination and monitoring;

3. If Party A has already signed or will sign a counter guarantee agreement or a similar agreement with the guarantor of this agreement with regard to its obligations of guarantee, such agreement will not harm any right of Party B under this agreement;

4. If situations arise that may affect the financial status and the ability to implement the agreement on the part of Party A and the guarantor, including but not limited to reducing registered capital, conducting significant asset or stock right transfer, undertaking significant liabilities or setting up new significant liabilities on the object of pledge, dismissal, cancellation, and application (being required to apply) for bankruptcy, Party A shall notify Party B of such in the quickest way and without any hesitation.

5. If Party A wants to change modes of operation in any form of separation, combination, joint venture, joint investment with foreign merchant, cooperation, contracting, reorganization, restructuring, and planning to be listed, written approval shall first be obtained from Party B;

6. Party A agrees that the remaining issues of this agreement shall be processed in accordance with international practices and the relevant requirements of Party B.

Provision Ten         Adjustment or Cancellation of the Line of Credit Extension

Within the operating life for the line of credit extension, if any of the following situations arises, Party B has the right to adjust or cancel at any time the line of credit extension for Party A:

1. Non-compliance event occurs as stipulated in Provision Eleven of this agreement;

2. Party B believes that there is major negative information about the market or the industry involved;

3. Party B believes that the state, a foreign government or an international organization has issued a restrictive policy that will or may have significant negative influence on the industry and trade in which this agreement is involved.

Provision Eleven         Non-compliance Event

Breach of contract is established for Party A under this contract if one of the following occurs:

1. Party A fails to implement its obligations to Party B for payment and settlement in accordance with the stipulations as described in this agreement and in Individual Agreement(s);

2. Party A fails to pay prepared payment reserve to Party B in accordance with the stipulations as described in this agreement and in Individual Agreement(s);

3. Party A fails to use the obtained capital for stipulated purposes in accordance with the stipulations as described in this agreement and in Individual Agreement(s);

4. The statements presented by Party A in this agreement are not true or violate the promises it has made in this agreement;

5. Party A violates other stipulations about the rights and obligations of the parties in concern as described in this agreement and in Individual Agreement(s);

6. Party A has non-compliance event under another contract between Party A and Party B;

If non-compliance event occurs as described in the first paragraph of this Provision, Party B has the right to take the following actions individually or at the same time:

1. Without issuing any notice to Party A in advance, Party B may immediately announce that the principal and interest of loans/financing loans under Individual Agreement(s), which are not yet repaid, and other payables are immediately mature in entirety;

2. Without issuing any notice to Party A in advance, Party B may directly deduct and collect the principal, interest, interest penalty and the balance of exchange losses for the debt payable from the account(s) Party A has opened at Party B and other organizations of Bank of China; immature funds in the account(s) are deemed as turning mature ahead of schedule. If the currency type in the account is different from the currency that Party B uses for valuation, conversion will be based on the exchange rate as determined by Party B on the date of fund deduction.

3. Party B has first priority to be compensated with the capital obtained from the disposition of secured property or presses the guarantor for payment;

4. Party B may take any other actions that Party B believes to be necessary and possible.

Provision Twelve         Other Stipulations

Without written approval from Party B, Party A may not transfer any right and obligation under this agreement to a third party.

If, due to the needs of business, Party B must authorize other branch organizations of Bank of China (including branches and various sub-branches under control) to implement the rights and obligations under this agreement, Party A indicates its acceptance. Other branch organizations of Bank of China as authorized by Party B have the right to execute all the rights under this agreement, and have the right to file a lawsuit at the court or submit the disputes under this agreement to an arbitration organization for a decision. Party A gives up any objection to the subject of relevant lawsuit or arbitration as filed or submitted by other branch organizations of Bank of China.

Under the condition that other stipulations in this agreement are not affected, this agreement is legally binding on the two parties and their respective successor and assignee generated in accordance with the law.

Provision Thirteen         Reservation of Rights

If Party B does not exercise part of the rights under this agreement, or does not ask Party A to implement part of the obligations, the inaction does not constitute a waiver by Party B of such right or an exemption of Party A from such obligation, nor does it constitute a waiver by Party B of other rights in this agreement or an exemption of Party A from other obligations.

Any tolerance, grace or delayed implementation of the rights under this agreement as offered by Party B to Party A does not affect any right as possessed by Party B in accordance with this agreement and relevant laws, nor may it be deemed as a waiver of the above rights by Party B.

Provision Fourteen         Change, Cancellation and Interpretation of Contract

Unless otherwise stipulated in this agreement, with written approval from the two parties, this agreement may be modified, supplemented or cancelled. Any modification and supplementation to this agreement all constitute an inseparable part of this agreement.

The invalidation of any provision in this agreement does not affect the force of other provisions.

The title and business name in this agreement and in Individual Agreement(s) are used only for the convenience of designation, and may not be used for interpretation of the rights and obligations of the parties in concern.

Provision Fifteen         Settlement of Dispute

The laws of the People’s Republic of China apply to this agreement.

All the disputes as generated in the implementation of this agreement or as related to this agreement shall be negotiated between the two parties for a solution. If negotiations do not work, either party may resort to a solution by way of filing a lawsuit at the people’s court with jurisdiction in accordance with the law.

Provision Sixteen         Validation of Agreement

This agreement will go into effect on the date on which it is signed by the legal representatives or authorized persons for signature of the two parties and marked with official seals, and if it is signed and/or marked with official seals on different dates, the later date shall take control.

This agreement has three identical original copies, out of which Party A holds one copy and Party B holds two copies, and the three copies have the same force.

Provision Seventeen         Special Note

Party A and Party B have fully discussed all provisions of this agreement including Individual Agreement(s).

Party B has asked for Party A’s special attention to all provisions regarding both parties’ rights and obligations and complete and accurate understanding of those provisions. Party B had made corresponding explanations on the above provisions upon the request of Party A.

Party A:	Party B: Bank of China Branch

[round seal:] Multi-Fineline Electronix (Suzhou) Co., Ltd.	[round seal:] Bank of China Suzhou City Wuzhong Branch

Legal representative or authorized person for signature: [illegible signature]	Authorized person for signature: [signature:] Xiao Xiaohua

February 25, 2005

Site: Bank of China Wuzong Branch

Appendix (2): Used for Establishment of Letter of Guarantee

This appendix constitutes a part of Wu Zhong Yin Shou Zi No. 0561002 “Line of Credit Extension Agreement” (referred to as Agreement hereinafter) as signed by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. (referred to as Party A hereinafter) and Bank of China Suzhou City Wuzhong Branch (referred to as Party B hereinafter) on February 25, 2005.

1. When there is a conflict between the content as stipulated in this appendix and the Agreement, the stipulations in this appendix shall take control.

2. The application as submitted by Party A to Party B for the establishment of letter of guarantee shall satisfy the prerequisites as stipulated in Provision Six of the Agreement.

3. Establishment of and Modification to Letter of Guarantee:

(1) If Party B accepts the application from Party A for the establishment of letter of guarantee, Party B shall issue the letter of guarantee in accordance with the stipulations between the two parties.

(2) The detailed content of the letter of guarantee as issued by Party B in accordance with the application of Party A is by reference to the “Application for Establishment of Letter of Guarantee” as submitted by Party A to Party B, and the final content is the content in the letter of guarantee as issued by Party B.

(3) If Party A needs to modify the letter of guarantee, Party A shall submit to Party B a copy of “Application for Modification to Letter of Guarantee”. The modifications to the letter of guarantee involve cash amount, currency type, interest rate and term, etc., and if Party B believes that the original obligations for security is increased, Party B has the right to ask Party A to increase security deposit. Otherwise, Party B has the right to refuse the application for modification as submitted by Party A.

(4) The modification to letter of guarantee does not change the other rights and obligations of Party A in the Agreement and in this appendix.

4. Party A shall pay prepared payment reserve in accordance with the stipulations in Provision Two of “Application for Establishment of Letter of Guarantee”.

5. Party A agrees that, during the valid period of the letter of guarantee, if claims arise under the letter of guarantee, and the examination as performed by Party B indicates that the claim documents of the beneficiary meet the stipulations of the letter of guarantee, Party B has the right to deduct the corresponding fund directly from the prepared payment reserve as paid by Party A so as to implement the obligation of payment to external parties. If the prepared payment reserve of Party A is insufficient so that Party B advances money to make payment for the claims, once the fund is paid for the claims, it immediately constitutes the debt owed by Party A to Party B under the Agreement and this appendix. The interest rate for the advanced money is calculated based on the interest rate of Party B for overdue loans.

6. In addition to the content as stipulated in Provision Nine of the Agreement, for the purpose of conducting business under this appendix, Party A makes the following supplementary promises to Party B:

(1) If the letter of guarantee is re-issued by another bank as authorized, Party A agrees to assume all the risks and responsibilities of Party B related to the re-issuing bank resulting from the re-issuance of the letter of guarantee.

(2) Party A shall immediately notify Party B of any situation in which the security responsibility of Party B is affected due to the execution, modification, change and termination of and to the basic contract(s) and transaction(s) on which the letter of guarantee is based;

(3) Party A shall cooperate with Party B in going through the relevant examination and approval formalities for the implementation of contract under the security to external parties;

(4) Party A shall assume the risks for the loss, delay, error and negligence, and damage as incur to the correspondence and documents in the process of postal delivery, telecommunication or other transmission under the letter of guarantee, and the risks as generated when Party B uses the third party service;

(5) If the letter of guarantee does not have a clear expiration date, foreign laws or practices apply to the letter of guarantee, and there is no clear cash amount for security, Party A agrees to compensate Party B for all the risks, responsibilities and losses this may possibly incur to Party B;

7. In addition to the situations as described in Provision Eleven, the failure of Party A to abide by the promises as made in this appendix 6 shall also be deemed as a non-compliance event under the Agreement and this appendix. Party B has the right to exercise the rights as stipulated in Provision Twelve of the Agreement.

Party A:	[illegible signature]	Party B: Bank of China Branch

[seal:] Multi-Fineline Electronix (Suzhou) Co., Ltd.		[seal:] Bank of China Suzhou City Wuzhong Branch

Legal representative or authorized person for signature:		Authorized person for signature:

[signature:] Xiao Xiaohua

February 25, 2005

Site: Bank of China Wuzong Branch